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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 21, 2002, accompanying the financial statements included in the Annual Report of Amplidyne, Inc. on Form 10K-SB for the years ended December 31, 2002 and 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Amplidyne, Inc. on Forms S-3 (File No. 333-92919, as amended by File No. 333-11015, effective date January 18, 2000, and File No. 333-96361, effective date July 3, 2000) and Form S-8 (File No. 333-92915, effective date December 16,
1999).

KAHN BOYD LEVYCHIN, LLP

New York, New York
March 26, 2003